UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

XCEL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (347) 727-2474

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XELB	NASDAQ Global Select Market

Item 5.02    Departure of Directors or Executive Officers: Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2024, Xcel Brands, Inc. (the “Company”) entered into amendments (the “Amendments”) to the employment agreements dated February 27, 2019 with each of Robert W. D’Loren, its Chairman of the Board, Chief Executive Officer and President, and Seth Burroughs, its Executive Vice President of Business Development.  Pursuant to each Amendment, the Company agreed with the respective executive officer that commencing July 16, 2024 and ending December 31, 2025, the executive officer shall accept and the Company shall pay for each month 40% of such executive officer’s pro rata portion of Base Salary (as defined in the respective employment agreement) for each such month through the issuance of shares of the Company’s common stock (the “Shares”).  The Shares will be issued on the last day of each month and the number of Shares issuable for a month to Mr. D’Loren and Mr. Burroughs, shall be determined by dividing 40% of executive officer’s pro rated Base Salary for such month by the closing sale price of the Company’s common stock or the last trading day of such month. Each of Mr. D’Loren and Mr. Burroughs are permitted to pay the withholding tax through the forfeiture of a portion of the Shares.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Employment Agreement between the Company and Robert D’Loren

10.2	Amendment to Employment Agreement between the Company and Seth Burroughs

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer

Date:August 2, 2024